EXHIBIT 10.4

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is made and entered into by and among James D. Burchetta, a natural person (“Burchetta”), Charles S. Brofman, a natural person (“Brofman” and, together with Burchetta, the “Pledgors”), CAMOFI Master LDC, a Cayman Islands limited duration company (the “Agent”), and each of the purchasers set forth on the counterpart signature pages hereto (the “Purchasers,” and each a “Pledgee” or together the “Pledgees”), is acknowledged by Debt Resolve, Inc., a Delaware corporation, with its principal executive offices located at 707 Westchester Avenue, Suite L7, White Plains, New York 10604 (the “Company”), and is dated with respect to each of the Purchasers as of the date noted on each such Purchaser’s counterpart signature page.

WHEREAS, in connection with the Securities Purchase Agreement by and among the Company and the Purchasers of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchasers (i) 15% senior secured convertible promissory notes, or 15% senior secured promissory notes in the case of one Purchaser, of the Company in the aggregate principal amount of up to Four Million Dollars ($4,000,000), which includes a $1,000,000 over-allotment option (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Notes”), a portion of which Notes is convertible into shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), and (ii) warrants to purchase shares of Common Stock of the Company (the “Warrants”);

WHEREAS, the Pledgors are the co-chairmen of the Company and own 16,500,000 shares of Common Stock; and

WHEREAS, in order to induce the Purchasers to purchase the Notes and Warrants, the Pledgors have agreed to pledge to the Pledgees all of the Securities (as such term is hereinafter defined) and all proceeds thereof as collateral security for the Secured Obligations (as such term is hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

(a) “Event of Default” shall have the same meaning ascribed thereto in the Security Agreement, except as modified by the terms of Section 5(b) hereof.

(b) “Satisfaction Date” shall mean that date on which all of the Secured Obligations have been paid in full.

(c) “Secured Obligations” shall have the same meaning ascribed thereto in the Security Agreement.

(d) “Securities” shall mean, collectively, (i) an aggregate of 6,500,000 shares of Common Stock currently outstanding and held (beneficially and of record) by Burchetta (the “Burchetta Shares”), (ii) an aggregate of 10,000,000 shares of Common Stock currently outstanding and held (beneficially and of record) by Brofman and Arisean Capital Ltd., an entity controlled by Brofman (the “Brofman Shares” and together with the Burchetta Shares, the “Shares”), (iii) any and all securities which may hereafter be issued upon, in respect of or in exchange for such Shares (whether by reason of any stock split, stock dividend, recapitalization, merger, consolidation or otherwise), (iv) any dividends or distributions paid in respect of any Securities in contemplation of or in respect of the dissolution, liquidation or winding up of the Company or any other issuer of Securities (“Liquidating Distributions”), and (v) any and all dividends or distributions paid in respect of any Securities during the continuance of any Event of Default.

(e) “Security Agreement” shall mean that certain Security Agreement, of even date herewith, by and among the Company, the Agent and the Purchasers.

2. Pledge of the Securities; Appointment of Agent.

(a) As security for the due and timely payment (whether upon maturity, by acceleration or otherwise) and performance of all of the Secured Obligations from time to time, the Pledgors hereby pledge to the Pledgees, and grant to the Pledgees a first priority lien and security interest in, all of the Securities (as same are constituted from time to time) and all proceeds thereof (other than dividends or distributions which do not constitute Liquidating Distributions and which are paid when no Event of Default exists), until the Satisfaction Date.

(b) The Pledgees hereby irrevocably designate CAMOFI Master LDC (and its successors and assigns) as their agent and CAMOFI Master LDC hereby accepts such designation, in order to execute any and all instruments or other documents on behalf of the Pledgees and to do any and all other acts or things on behalf of the Pledgees that CAMOFI Master LDC (or its successors or assigns) in its sole discretion deems necessary or advisable or that may be required pursuant to this Agreement or otherwise, to exercise the Pledgees’ rights and remedies under this Agreement. None of the Pledgees may take any action or exercise any rights under this Agreement except through CAMOFI Master LDC as their agent. Each Pledgee hereby appoints the Agent the attorney-in-fact of such Pledgee solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable so long as this Agreement has not been terminated and coupled with an interest.

(c) In furtherance of the pledge hereunder, the Pledgors will, within ten business days, deliver to the Agent the certificate(s) representing all of the Shares, accompanied by appropriate undated stock powers duly endorsed in blank by the Pledgors. The Pledgors shall hereafter take similar action from time to time if, as and when additional Securities may be issued, created or arise, and shall promptly pay over to the Agent (for application to the Secured Obligations) any and all Liquidating Distributions received by the Pledgors at any time and from time to time.

3. Retention of the Securities.

(a) Except as otherwise provided herein, the Agent shall have no obligation with respect to the Securities or any other property held or received by the Agent hereunder, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

(b) The Agent shall hold the Securities and any other property held or received by the Pledgee hereunder in the form in which same are delivered herewith, unless and until there shall occur an Event of Default.

4. Rights of the Pledgors. Throughout the term of this Agreement, so long as no Event of Default has occurred and is continuing, the Pledgors shall have the right (a) to vote the Securities in all matters, except in a manner inconsistent with the terms of this Agreement or in a manner which would frustrate or impair the provisions or intent of this Agreement, and (b) to receive and retain any and all dividends and distributions (other than Liquidating Distributions) in respect of the Securities which are paid at any time and from time to time when no Event of Default exists.

5. Event of Default; Power of Attorney.

(a) Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right to (i) vote the Securities in all matters, (ii) apply any funds or other property received in respect of the Securities to the Secured Obligations, and receive in the Pledgees’ name any and all further distributions which may be paid in respect of the Securities, all of which shall, upon receipt by the Agent, be applied to the Secured Obligations on a pro-rata basis, (iii) transfer all or any portion of the Securities (as determined by the Agent in its discretion) on the books of the issuer thereof to and in the name of the Pledgees or such other person or persons as the Pledgees may designate, (iv) effect any sale, transfer or disposition of all or any portion of the Securities in accordance with Paragraph 6 below, and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Securities, and apply the net proceeds thereof to the Secured Obligations on a pro-rata basis, (v) collect, sue for and give acquaintance for any money due on account of any of the foregoing, and (vi) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Agent may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement.

(b) Notwithstanding anything to the contrary contained herein or in the Security Agreement, the liability and obligation of the Pledgors hereunder is a secondary and not a primary liability and obligation, and under no circumstances shall the Pledgors be responsible to pay or perform the Secured Obligations, or shall an Event of Default have or be deemed to have occurred, without recourse first being had against the Company. If the Company does not comply with the Secured Obligations, the Pledgors shall have no liability hereunder unless and until the Agent has obtained a final judgment against the Company, or an injunction compelling performance by the Company of the Secured Obligations under the Security Agreement, and despite its best efforts to (i) collect from the Company the amount of such judgment or (ii) compel performance of the injunction, the judgment remains unsatisfied and/or the injunction is not followed. Prior to any Event of Default hereunder, the Agent shall provide written notice to the Pledgors not less than 180 days prior thereto, stating the details of the Event of Default and the recourse previously taken against the Company, during which period the Pledgors shall have the right to cure any such Event of Default.

(c) In furtherance of the foregoing powers of the Agent, the Pledgors hereby authorize and appoint the Agent, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgors, in their name, place and stead, solely during the continuance of an Event of Default, to take any and all such action as the Agent, in its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers. Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgors or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Agent to exercise any of the rights or powers granted herein.

(d) The foregoing rights and powers granted to the Agent, and the foregoing power of attorney, are granted for the benefit of the Pledgees and shall be fully binding upon any person who may acquire any beneficial interest in any of the Securities or any other property held or received by the Agent hereunder.

6. Foreclosure; Sale of Securities.

(a) In the event that the Agent shall make any sale or other disposition of any or all of the Securities following an Event of Default, the Agent may:

(i) offer and sell all or any portion of the Securities by means of a (X) private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Agent and its counsel may deem appropriate, and who may be required to represent that they are purchasing Securities for investment and not with a view to distribution, (Y) pursuant to Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”, as amended, if a sale under Rule 144 is available, or (Z) pursuant to an effective registration statement under the Securities Act, if applicable; and the Pledgors hereby acknowledge, confirm and consent that (A) the requirement to effect the offer and sale of Securities in such manner may result in lower proceeds and/or less favorable terms than would otherwise obtain if the subject Securities were registered for public sale and sold by means of public offer and sale, (B) the Agent shall not be required to defer or delay any sale of Securities in order to effect any registration thereof under applicable securities laws, and (C) the sale of Securities in such manner shall not, by reason thereof, be deemed to have been made in a commercially unreasonable manner;

(ii) sell all or any portion of the Securities to the Pledgees for the Pledgees’ own accounts at a price not less than the highest bona fide offer received therefor, which if effected in a manner in compliance with applicable law, shall be deemed to be a commercially reasonable disposition of the subject Securities; and

(iii) receive and collect the net proceeds of any sale or other disposition of any Securities, and apply same first to costs, then to accrued interest and then to principal on the Secured Obligations.

(b) The Agent shall give the Pledgor not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Securities, and the parties hereby agree that such notice constitutes “reasonable notification” within the meaning of the Uniform Commercial Code. Such notice shall state the time and place fixed for such sale or disposition, and in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale or disposition is to be made and the time and day on which the subject Securities will first be offered for sale at such board or exchange. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fixed in the notice of such sale.

(c) Upon any sale of any of the Securities in accordance with this Agreement, the Agent shall have the right to assign, transfer and deliver the subject Securities to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Securities absolutely free from any right or claim of the Pledgors and/or any other person claiming any beneficial interest in the Securities, including any equity of redemption (which right and all other such rights are hereby waived by the Pledgors to the fullest extent permitted by law).

(d) Nothing herein contained shall be deemed to require the Agent to effect any sale or disposition of any Securities at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called; and any such public or private sale may, without notice or publication, be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. It is the intention of the parties hereto that the Agent shall, subject to any further conditions imposed by this Agreement, at all times during the continuance of an Event of Default, have the right to use or deal with the Securities as if the Pledgees were the outright owners thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law. The Pledgors hereby waive any requirement for marshalling of assets, or for the Agent to proceed against any guarantor of the Secured Obligations or any other collateral for the Secured Obligations.

7. Covenants, Representations and Warranties.

In connection with the transactions contemplated by this Agreement, and knowing that the Pledgees are and shall be relying hereon, the Pledgors hereby covenant, represent and warrant that:

(a) the Shares have been validly issued and are fully paid and nonassessable, are owned by the Pledgors free and clear of any and all Liens (as defined in the Securities Purchase Agreement) of any kind (other than the pledge to the Pledgees pursuant to this Agreement), and constitute, on the date hereof, 55.55% of the issued and outstanding common stock of the Company;

(b) this Agreement has been duly authorized, executed and delivered by the Pledgors, and constitutes the legal, valid and binding obligation of the Pledgors, enforceable against the Pledgors in accordance with its terms;

(c) neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgors, conflicts with or will result in the breach or violation of or a default under the terms of (i) any note, indenture, other evidence of indebtedness, mortgage, security agreement or other agreement, instrument, obligation or undertaking to which the Pledgors are a party or by which the Pledgors are bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgors; and there are no actions, suits or proceedings pending or threatened against or affecting either of the Pledgors that involve or relate to the Shares;

(d) the Pledgors have not taken (and, during the effectiveness of this Agreement, will not take) any action to assign, transfer, encumber or place a Lien on any of the Securities or any interest therein, other than pursuant to this Agreement;

(e) each Pledgor is the direct and beneficial owner of each of their respective Shares;

(f) there are no pending or, to the best of each Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Shares or the ownership interest of the Pledgor’s therein;

(g) none of the Shares have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(h) the pledge and assignment of the Shares and the grant of a security interest under this Agreement vest in the Pledgees all rights of each Pledgor in the Shares as contemplated by this Agreement; and

(i) the Pledgors have made no other representations or warranties with respect to the nature or value of the Shares or any other Securities.

8. Value of the Collateral. Each Pledgee acknowledges that it is familiar with the Company or has independent access to information regarding the Company, and is not relying upon any representations of the Pledgors as to the value of the Securities being pledged hereunder or the present or future prospects or value of the Company.

9. Satisfaction of Secured Obligations; Return of the Securities.  To the extent that the Agent shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Securities in accordance with this Agreement, the Agent shall release the lien hereunder, and return the Securities to and in the name of the Pledgors, at the Satisfaction Date. The foregoing notwithstanding, in the event and to the extent that any payment received by the Agent in respect of the Secured Obligations is reduced or rescinded or is required to be repaid to the Pledgors or to any trustee or other official on behalf of the Pledgors, then such Secured Obligations shall be restored and the Pledgees shall be restored to their collateral position with respect to any and all Securities theretofore returned hereunder.

10. Expenses of the Pledgee. All expenses incurred by the Agent (including but not limited to reasonable attorneys’ fees) in connection with any actual or attempted sale or other disposition of Securities hereunder during the continuance of an Event of Default shall be reimbursed to the Agent by the Pledgor on demand, or, at the Agent’s option, such expenses may be added to the Secured Obligations and shall be payable on demand and may (in addition to any and all other means of collection) be recovered out of any proceeds of sale of Securities.

11. Further Assurances. From time to time hereafter, each party shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as the other party may request in order to accomplish the purposes of and fulfill the parties’ obligations under this Agreement, in order to enable the Pledgees to exercise any of their rights hereunder, and/or in order to secure more fully the Pledgees’ interest in the Securities.

12. Miscellaneous.

(a) Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

(i) If to the Pledgors:

James D. Burchetta
c/o Debt Resolve, Inc.
707 Westchester Avenue, Lobby Level
White Plains, New York 10604
Telephone: (914) 949-5500
Facsimile: (914) 428-3044

and

Charles S. Brofman
c/o Cybersettle, Inc.
44 South Broadway, Suite 510
White Plains, New York 10601
Telephone: (914) 286-5600
Facsimile: (914) 286-5740

(ii) If to the Agent:

CAMOFI Master LDC
c/o Centrecourt Asset Management
350 Madison Avenue, 8th Floor
New York, New York 10017
Attention: Keith D. Wellner, General Counsel
Telephone: (646) 758-6755
Facsimile: (646) 304-0500

(i) If to the Company:

Debt Resolve, Inc.
707 Westchester Avenue, Lobby Level
White Plains, New York 10604
Attention: James D. Burchetta
Telephone: (914) 949-5500
Facsimile: (914) 428-3044

With a copy to:

Greenberg Traurig LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, NY 10166
Attention: Spencer G. Feldman, Esq.
Telephone: (212) 801-9200
Facsimile: (212) 801-6400

(iii)	If to a Pledgee: To the address and fax number set forth immediately below such Pledgee’s name on the signature pages to this Agreement.

With copy to:

Capital Growth Financial, Inc.
225 NE Mizner Boulevard, Suite #750
Boca Raton, FL 33432
Attention: Alan Jacobs
Telephone: (561) 417-5680
Facsimile: (561) 417-5680

and

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attention: Clifford A. Teller
Telephone: (212) 895-3500
Facsimile: (212) 895-3783

Each party shall provide notice to the other party of any change in address.

(b) The laws of the State of New York shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto. The parties hereby consent to the jurisdiction of all courts (state and federal) sitting in the State of New York in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

(c) This Agreement may be executed in counterparts and by facsimile. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Pledgors shall not, however, assign any of their rights or obligations hereunder without the prior written consent of the Agent. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

(d) Neither any course of dealing between the Pledgors, the Agent and the Pledgees nor any failure to exercise, or any delay in exercising, on the part of the Agent or the Pledgees, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

(e) The Pledgees’ rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently

(f) No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgees and the Agent (and, in the case of any change, amendment or modification, the Pledgors) shall have consented thereto in writing.

(g) The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

(h) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Stock Pledge Agreement as of the date and year first written above.

PLEDGORS:
/s/James D. Burchetta James D. Burchetta

/s/ Charles S. Brofman Charles S. Brofman

AGENT:
CAMOFI MASTER LDC
By:	/s/ Jeffrey M. Haas
Name: Jeffrey M. Haas Title: Authorized Signatory

PLEDGEES:

The Pledgees executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

ACKNOWLEDGEMENT BY THE COMPANY:

DEBT RESOLVE, INC.

By:	/s/ James D. Burchetta
Name: James D. Burchetta Title: Co-chairman, President and CEO

Annex A

Stock Pledge Agreement
Pledgee Counterpart Signature Page

The undersigned, desiring to enter into this Stock Pledge Agreement dated as of _________________ ___, 2006 (the “Agreement”), between the undersigned, James D. Burchetta, Charles S. Brofman, CAMOFI Master LDC, a Cayman Islands limited duration company (the “Agent”), and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of _________________ ___, 2006.

PLEDGEE:

Name and Address, Fax No. and Social Security No./EIN of Purchaser:

Fax No.: __________________________________

Soc. Sec. No./EIN: ___________________________

If a partnership, corporation, trust or other business entity:

By:
Name: Title:

If an individual:

Signature